Exhibit 99.1

FIRST AMENDMENT TO

UNDERWRITING AGREEMENT

THIS FIRST AMENDMENT (“First Amendment”) to the Underwriting Agreement dated December 6, 2024 (the “Underwriting Agreement”) is made as of the 9th day of December, 2024, by and between BTC Digital Ltd. and Aegis Capital Corp. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Underwriting Agreement.

RECITALS

WHEREAS, the parties hereto desire to amend and restate Schedules 1.18 and 4.1.2 of the Underwriting Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Schedule 1.18 and Schedule 4.1.2 are hereby amended and restated as set forth on the attached schedules.

2. Except as expressly amended hereby, the Underwriting Agreement shall remain in full force and effect.

3. This First Amendment may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement. Counterparts may be delivered via facsimile, email (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes..

[Signature page follows.]

[BTCT Underwriting Agreement Amendment Signature Page]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this First Amendment by signing in the space provided below.

Very truly yours,

BTC DIGITAL LTD.

By:	/s/ Siguang Peng
Name:	Siguang Peng
Title:	Chief Executive Officer

Confirmed and accepted as of the date first above written:

AEGIS CAPITAL CORP.

By:	/s/ Robert Eide
Name:	Robert Eide
Title:	Chief Executive Officer

SCHEDULE 1.18

Pricing Disclosure Package

Number of Closing Shares:	880,000
Number of Closing Pre-funded Warrants:	1,620,000
Number of Option Shares:	150,000
Number of Option Pre-funded Warrants:	225,000
Public Offering Price per Closing Share:	$8.00
Public Offering Price per Closing Pre-funded Warrant:	$7.999
Exercise Price per Pre-Funded Warrant:	$0.001
Underwriting Discount per Common Share and per Pre-funded Warrant:	$0.560
Non-accountable expense allowance per Common Share and per Pre-funded Warrant:	$0.060
Purchase Price per Option Share:	$7.380
Purchase Price per Option Pre-Funded Warrant:	$7.379

SCHEDULE 4.1.2

Closing Securities

Underwriter	Number of Closing Shares to Be Purchased	Number of Closing Pre- funded Warrants to Be Purchased	Number of Option Shares to Be Purchased if the Maximum Over-Allotment Option Is Exercised
Aegis Capital Corp.	880,000	1,620,000	375,000

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